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                                                                   EXHIBIT 99(c)

(PSS)
CONFIDENTIAL VOTING INSTRUCTIONS TO CHASEMELLON SHAREHOLDER SERVICES, L.L.C. AS TRUSTEE UNDER PAYLESS SHOESOURCE, INC. STOCK OWNERSHIP PLAN.

By signing this card, I appoint the Trustee to vote all shares of common stock of Payless ShoeSource, Inc. represented by units credited to my account in the PSS Stock Ownership Plan, all as of January 31, 1998 (the latest practicable Valuation Date), at the May 22, 1998, Annual Meeting of the shareowners of Payless ShoeSource, Inc., and at any adjournment of the Meeting, on all subjects that may properly come before the Annual Meeting of Payless ShoeSource, Inc., subject to the directions on the other side of this card.

The Board of Directors recommends a vote FOR election of all listed director nominees and, FOR proposals I and III listed on the other side of this card. IF NO DIRECTIONS ARE GIVEN, AND THIS CARD IS RETURNED SIGNED, I UNDERSTAND THAT THE TRUSTEE WILL VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND IN ITS DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

The nominees for the Board of Directors are Thomas A. Hays, Michael E. Murphy and Daniel Boggan Jr, each for three year terms expiring in 2001, and Mylle R. Mangum, for a two year term expiring in 2000.

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Please sign the other side of this card and     PAYLESS SHOESOURCE, INC.
  return this card promptly to the address
shown on the right in the enclosed return
envelope to:
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            (Continued, and to be dated and signed on reverse side.)
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                            PAYLESS SHOESOURCE, INC.
                             3231 EAST 6(TH) STREET
                                 P.O. BOX 1189
                           TOPEKA, KANSAS 66601-1189
                                 (785) 233-5171

To Members of the Stock Ownership Plan:

Provided with this card is the Company's 1997 Annual Report to Shareowners and the proxy statement for the 1998 Annual Meeting, a confidential voting instruction card and a return envelope. It is important that you vote. Management's recommendation on each issue and the reasons for the recommendations are described in the proxy statement.

Please complete, sign and return the confidential voting instruction card; the Stock Ownership Plan trustee (ChaseMellon) will follow your voting instructions. These instructions cannot be disclosed by the trustee.

                             DETACH PROXY CARD HERE
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The Board of Directors recommends a vote FOR Proposals I, II(a) and (b) and III

Proposal I. Proposal to adopt the Agreement and Plan of Merger dated as of April 20, 1998 among Payless ShoeSource, Inc., Payless ShoeSource Holdings, Inc. and Payless Merger Corp.

             FOR [ ]             AGAINST [ ]             ABSTAIN [ ]

Proposal II.  Election of Directors

     (a) Election of Thomas A. Hays, Michael E. Murphy and Daniel Boggan Jr for three year terms expiring in 2001

          FOR [ ]        WITHHOLD AUTHORITY [ ]         *EXCEPTIONS [ ]

     (B)  Election of Mylle B. Mangum for a two year term expiring in 2000

          FOR [ ]        WITHHOLD AUTHORITY [ ]

INSTRUCTIONS: To vote your shares for all nominees, please mark the appropriate FOR box in Proposal II(a) and (b). To withhold voting for all nominees under Proposals II(a) and/or (b), please mark the appropriate WITHHOLD AUTHORITY box or boxes. If you do not wish your shares voted FOR a particular nominee in Proposal II(a), please mark the EXCEPTION box and enter the name of the director(s) for whom you wish to withhold authority in the space provided below.

*Exceptions

Proposal III.  Ratification of the appointment of independent auditors.

             FOR [ ]             AGAINST [ ]             ABSTAIN [ ]

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
                                                     If you plan to attend         Change of Address and/or
                                                     the Annual Meeting,           Comments Mark Here.   [ ]
                                                     please mark here.      [ ]
                                                     Please sign name(s) exactly as shown on this card.
                                                     Dated:                                            1998
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                                                                          Signature(s)
                                                     Votes MUST be indicated in Black or Blue ink.
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  Please promptly Sign, Date and Return the Proxy Using the Enclosed Envelope.